Exhibit 99

PRESS RELEASE

For Immediate Release	April 18, 2012
For Further Information:	Eloise L. Mackus, CEO
Phone: 330.576.1208
Fax: 330.666.7959

CENTRAL FEDERAL CORPORATION ANNOUNCES PLANS TO RESTRUCTURE THE TERMS OF THE RIGHTS OFFERING

Fairlawn, Ohio – April 18, 2012 – Central Federal Corporation (Nasdaq: CFBK), the parent company of CFBank, announced that the Board of Directors has determined to restructure the terms of the offering.

We intend to re-file an amended Registration Statement with the SEC which will simplify the terms of the rights offering and public offering and update our financial information. As soon as we complete the registration process, we will send stockholders a revised prospectus and related materials.

Eloise L. Mackus, CEO, commented, “We thank you for your patience as we work to recapitalize Central Federal Corporation.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, which may be made only pursuant to a prospectus, nor shall there be any sale of common stock in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of any such state. The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

About Central Federal Corporation and CFBank

Central Federal Corporation is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank has four full-service banking offices in Fairlawn, Calcutta, Wellsville and Worthington, Ohio. Additional information about CFBank’s banking services and the Company is available at www.CFBankOnline.com.

Forward-Looking Information

Statements in this release that are not statements of historical fact are forward-looking statements. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes it has chosen these assumptions or bases in good faith and that they are reasonable. We caution you however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The forward-looking statements included in this release speak only as of the date they are made. We undertake no obligation to publicly release revisions to any forward-looking statements to reflect events or circumstances after the date of such statements, except to the extent required by law.